EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 21, 2003, relating to the consolidated financial statements of Maxcor Financial Group Inc., which appears in Maxcor Financial Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.




/s/  PricewaterhouseCoopers LLP

New York, New York
July 22, 2003